EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bioanomaly, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bioanomaly, Inc. (the “Company”) as of December 31, 2017 and 2016 the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended December 31, 2017 and for the period December 27, 2016 (inception) through December 31, 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year then ended December 31, 2017 and for the period December 27, 2016 (inception) through December 31, 2016, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2018
Lakewood, CO
December 21, 2018

Bioanomaly, Inc.
Balance Sheets

	As of December 31, 2017	As of December 31, 2016
	(audited)	(audited)
ASSETS
Current Assets
Cash	$22,179	$55,923
Total Current Assets	22,179	55,923

Fixed Assets
Machine – net of accumulated depreciation of $12,411	335,089
Total Fixed Assets	335,089

TOTAL ASSETS	$357,268	$55,923
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Convertible Notes Payable	$785,000	$-
Accrued Interest Payable	21,000	-
Derivative Liability	296,897	-
Other Short-term Loans	80,000	50,000
Total Current Liabilities	1,182,897	50,000

Total Liabilities	1,182,897	50,000
Shareholders’ Equity (Deficit)
Preferred Stock, 2,000,000 authorized, $.001 par value, none issued and outstanding	-	-
Common Stock, 10,000,000 authorized, $.001 par value, 10,000,000 issued and outstanding	10,000	10,000
Additional paid in capital	6,500	-
Retained Earnings (Deficit)	(842,129)	(4,077)
Total Stockholders’ Equity (Deficit)	(825,629)	5,923
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$357,268	$55,923

See notes to financial statements

Bioanomaly, Inc.
Statements of Operations

	For the twelve months ended December 31, 2017	For the period December 27, 2016 (inception) through December 31, 2016
	(audited)	(audited)
INCOME
Total Income	$15,567	$-
GROSS PROFIT	15,567	-

Expenses
Contractor and Consulting Expense	114,356	10,000
Selling, General, and Administrative Expense	211,147	-
Research and Development Expense	202,531	-
Total Expenses	528,034	10,000
Operating Income (Loss)	(512,467)	(10,000)
Other Income (Expense)
Interest Expense and Other	(28,688)	-
Loss on Derivative Liability	(296,897)	-
Gain From Discontinued Operations	-	5,923
Total Other Income (Expense)	(325,585)	5,923
Net Income (Loss)	$(838,052)	$(4,077)
Basic And Diluted Loss Per Share	$(0.08)	$(0.00)
Weighted Average Common Shares Outstanding – Basic And Diluted	10,000,000	10,000,000

See notes to financial statements

Bioanomaly, Inc.
Statement of Stockholders’ Equity (Deficit)
For the Period December 27, 2016 (inception) Through December 31, 2017

	Common Stock			Preferred Stock			Total Stockholders’ Equity (Deficit)
	Shares	Amount	Additional Paid in Capital	Shares	Amount	Accumulated Deficit
BALANCE—December 27, 2016	-	$-	$-	-	$-	$-	$-
Share issued for services upon inception	10,000,000	10,000	-	-	-	-	10,000
Net loss for the period December 27, 2016 (inception) through December 31, 2016	-	-	-	-	-	(4,077)	(4,077)
BALANCE—December 31, 2016 (audited)	10,000,000	10,000	-	-	-	(4,077)	5,923
Cancellation and return to treasury founders shares on April 1, 2017	(10,000,000)	(10,000)	-	-	-	-	(10,000)
Shares issued for services on April 1, 2017	10,000,000	10,000	-	-	-	-	10,000
Contributed capital – related party	-	-	6,500	-	-	-	6,500
Net loss for the year ended December 31, 2017	-	-	-	-	-	(838,052)	(838,052)
BALANCE—December 31, 2017 (Audited)	10,000,000	$10,000	$6,500	-	$-	$(842,129)	$(825,629)

 See notes to financial statements

Bioanomaly, Inc.
Statements of Cash Flows

	For the year ended December 31, 2017	For the period December 27, 2016 (inception) through December 31, 2016
	(audited)	(audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(838,052)	$(4,077)
Adjustments to reconcile Net Income (Loss) to Net Cash provided by/(used in) operations:	-	-
Common Stock Issued for Services	-	10,000
Change in Derivative Liability	296,897	-
Depreciation Expense	12,411	-
Effect of changes in operating assets and liabilities:
Accounts Receivable and Other Receivables	-	-
Accounts Payable and Accrued Expenses	21,001	(1)
Net cash provided by (used in) operating activities	(507,743)	5,923

CASH FLOWS INVESTING ACTIVITIES
Purchase of technology machine	(347,500)	-
Net cash provided by (used in) investing activities	(347,500)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Convertible Notes Payable	785,000	-
Proceeds from Related Party Loan	20,000	-
Payment of Related Party Loan	(20,000)	-
Proceeds from Short Term Loans	30,000	50,000
Capital Contribution from Related Party	6,500	-
Net cash provided by financing activities	821,500	50,000

Net cash increase for period	(33,743)	55,923
Cash at beginning of period	55,922	-
Cash at end of period	$22,179	$55,923

Supplemental Disclosures Of Cash Flow Information:
Cash Paid for Taxes	$-	$-
Cash Paid for Interest	$-	$-
Non-Cash Items:
Cancellation of Shares from Inception	$(10,000)	$-
Issuance of Shares – Redistribution	$10,000	$-

See notes to financial statements

BIOANOMALY, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017

NOTE 1 – ORGANIZATION

Bioanomaly, Inc., doing business as Quanta (“Quanta” or the “Company”), was incorporated under the laws of the state of California on December 27, 2016. Quanta is an applied science business focused on increasing energy levels of plant matter increasing performance within the human body.

The Company’s pre-incorporation operations were conducted through 25 Ventures, LLC (“25 Ventures”) a California limited liability company. 25 Ventures was solely owned and managed by Mr. Eric Rice, the Company’s CEO and President. 25 Ventures during the period December 27, 2016 (inception) through December 31, 2016 provided all banking and working capital needs for the Company and its operations. 25 Ventures being a related party received no benefit or expense for providing these services. The Company included the operations of 25 Ventures cash accounts as if it were its own. 25 Ventures ceased to exist and operate early in 2017. Mr. Rice and 25 Ventures contributed its operations, pre-incorporation costs, revenues and expenses to the Company upon its inception (December 27, 2016).

Year-end

The Company’s year-end is December 31st.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The accompanying audited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The audited financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair and reasonable statement of the results for the periods presented. The financial statements are recorded in U.S. dollars.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2017 and December 31, 2016, the Company had cash equivalents of $22,179 and $55,923, respectively. There is no amount that is uninsured by the FDIC (Federal Deposit Insurance Corporation).

Accounts Receivable

We record accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances and is charged to other income (expense) in the combined statements of operations. The Company calculates this allowance based on the history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and the relationships with, and the economic status of, the customers. For all of the period presented there were no balances for accounts receivable. Allowance for estimated, uncollectible accounts was determined to be unnecessary.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260 - “Earnings per Share”. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. For the year ended December 31, 2017 and for the period December 27, 2016 (inception) through December 31, 2016, net loss per share is $(0.08) and $(0.00), respectively.

Going Concern

Since inception, the Company has been engaged in financing and executing its business plan of operations and incurring significant costs and expenses without the same level of revenue. As a result, the Company incurred accumulated net losses for the years ended December 31, 2017 and 2016 of $838,052 and $4,077, respectively. In addition, the Company’s development activities since inception have been sustained through debt financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its equity and, ultimately, the achievement of operating revenues. Management believes sufficient funding can be secured through the obtaining of loans, as well as future offerings of its preferred and common stock to institutional and other financial sources. However, no assurance can be given that the Company will obtain this additional working capital, or if obtained, that such funding will not cause substantial dilution its shareholders. If the Company is unable to secure such additional funds from these sources, it may be forced to change or delay its business plan rollout.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company applies the five-step model to contracts when it is probable that we will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 605. We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the consumer; (3) the amount of fees to be paid by the consumer is fixed or determinable; and (4) the collection of our fees or product revenue is probable.

Advertising Costs

Advertising costs are expensed as incurred. For the year ended December 31, 2017 and for the period December 27, 2016 (inception) through December 31, 2016, advertising costs totaled $23,096 and $1,968, respectively.

Fair Value of Financial Instruments

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions. This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

∙	Level 1 - quoted market prices in active markets for identical assets or liabilities.
∙
Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

∙	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amount of the Company’s financial instruments approximate fair value as of December 31, 2017 and December 31, 2016 due to the short-term nature of these instruments.

Recently Issued Accounting Pronouncements

Company’s management evaluated recent accounting pronouncements through December 31, 2017 and believe that none of them would have a material effect on the Company’s financial statements except for the following.

With the acquisition of the new business we are subject to ASC Topic 606, Revenue from Contracts with Customers. The revenue standard requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time based on when control of goods and services transfers to a customer. As a result of the adoption of the standard, we will record changes in the timing of revenue recognition and in the classification between revenues and costs. The new standard does not currently impact the cash or the economics of underlying customer contracts that we may acquire with the New Business (see Note 1 – Organization).

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future financial statements.

Income Taxes

Income taxes are computed using the asset and liability method of accounting. Under the asset and liability method, a deferred tax asset or liability is recognized for estimated future tax effects attributable to temporary differences and carry-forwards. The measurement of deferred income tax assets is adjusted by a valuation allowance, if necessary, to recognize future tax benefits only to the extent, based on available evidence; it is more likely than not such benefits will be realized. The Company’s deferred tax assets were fully reserved for as of December 31, 2017 and December 31, 2016.

The Company accounts for income taxes applying FASB ASC 740, which requires the recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2017, the Company paid its three founders, Mr. Eric Rice, Mr. Todd Hickman, and Mr. Blake Gillette who are shareholders none, $1,500 and $13,800, respectively, for their services.

During the year ended December 31, 2017, the Company received a loan in the amount of $20,000 from Mr. Hickman and repaid that amount during the year. During the year ended December 31, 2017 the Company returned to treasury the original 10,000,000 shares of its common stock issued upon incorporation. The board of directors early in 2017 issued 10,000,000 shares of its common stock to Mr. Rice, Mr. Hickman and Mr. Gillette for past services. Mr. Rice received 8,181,818 shares of common stock, representing 81.82% of the Company’s available capital. Mr. Hickman received 1,009,576 shares of common stock, representing 10.10% of the Company’s available capital. Mr. Gillette received 808,606 shares of common stock, representing 8.09% of the Company’s available capital. Any future transactions requiring the issuance of additional shares (when available) of common stock, Rice, Hickman and Gillette retain their respective ownership percentages prior to the dilution from new equity in the Company.

During the period from December 27, 2016 (inception) through December 31, 2016, the Company issued 10,000,000 shares of its common stock to its three founders. Total compensation for their services which was paid in the form of common stock was $10,000. During the period from December 27, 2016 (inception) through December 31, 2016, the Company conducted all of its pre-incorporation activities through 25 Ventures a related party, owned solely and managed by Mr. Rice. The Company as of December 31, 2016 recognized an increase to its paid in capital of $6,500 from amounts forgiven by Mr. Rice and 25 Ventures. The Company for the period December 27, 2016 (inception) through December 31, 2016 recorded $5,923 in income from discontinued operations. These operations were the former business of 25 Ventures. The Company assumed no assets or liabilities from 25 Ventures.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of its $0.001 par value common stock and 2,000,000 shares of its $0.001 par value preferred stock.

Preferred stock

No shares of blank check preferred stock have been issued.

Common stock

On December 27, 2016, the Company issued to its three founder’s a total of 10,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services. Total services were valued at $10,000. During the year ended December 31, 2017 the Company returned to treasury the original 10,000,000 shares of its common stock issued upon incorporation. The board of directors early in 2017 issued 10,000,000 shares of its common stock to Mr. Rice, Mr. Hickman and Mr. Gillette for past services. Mr. Rice received 8,181,818 shares of common stock, representing 81.82% of the Company’s available capital. Mr. Hickman received 1,009,576 shares of common stock, representing 10.10% of the Company’s available capital. Mr. Gillette received 808,606 shares of common stock, representing 8.09% of the Company’s available capital. Any future transactions requiring the issuance of additional shares (when available) of common stock, Messrs. Rice, Hickman and Gillette retain their respective ownership percentages prior to the dilution from new equity in the Company.

The Company subsequent to December 31, 2017 exchanged 25,900,000 shares of its common stock (subject to availability of its authorized capital) with a publicly traded company in a going public transaction (see Note 13 – Subsequent Events). The Company’s authorized capital is limited to 10,000,000 shares of common stock. The Company’s convertible debentures would require the issuance of shares that are not available.

Need for Authorized Capital Increase

An increase to the Company’s authorized capital is necessary and advisable in order to maintain financing and capital raising ability for the near future. Additional shares of common stock so authorized may be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of common stock may be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the ultimate price of the common stock. The immediate purpose for increasing the authorized shares is to provide enough shares required for the conversion of outstanding convertible securities. Additional shares of common stock may also be used for future issuances of stock options pursuant to employee benefit plans and to provide for issuances to satisfy conversions of future convertible debt or convertible preferred stock.

NOTE 5 – CONVERTIBLE NOTES

Convertible Notes and Beneficial Conversion Feature

As of December 31, 2017, the Company issued $785,000 in convertible notes of which were held by four non-related parties. The convertible notes are due and payable two years after their issue date. The convertible notes bear interest at 5% per annum payable. Interest payments are deferred until maturity. The convertible noteholders hold an option to convert principal, plus accrued and unpaid interest, into common stock of the Company at a price equal to eighty percent (80%) of the average of the common stock issued for the Company’s next round of financing that may occur through the issuance of equity (the “Next Equity Financing”) and subsequent to the maturity date.

No notice of conversion has been received from the noteholders at December 31, 2017. Subsequent to the period presented the Company received notice by each of the noteholders to convert their notes. The number of shares that were issuable upon conversion for the convertible notes outstanding as of December 31, 2017 was 2,753,170. Total shares issuable for all convertible notes (inclusive of notes entered into after December 31, 2017) was approximately 3,771,000 shares (see Note 13 – Subsequent Events).

The following table summarizes convertible notes payable as of December 31, 2017 and December 31, 2016:

	December 31, 2017	December 31, 2016
Convertible note payable - 1 holder, principal and interest due and payable 24 months from investment, monthly payments of interest - 5.0% per annum. Convertible into common stock, 20% discount to price target along with valuation cap set at $11 million (total market capitalization)	$40,000	$-
Convertible note payable - 1 holder, principal and interest due and payable 24 months from investment, monthly payments of interest - 5.0% per annum. Convertible into common stock, 20% discount to price target along with valuation cap set at $8 million (total market capitalization)	350,000	-
Convertible note payable - 1 holder, principal and interest due and payable 24 months from investment, monthly payments of interest - 5.0% per annum. Convertible into common stock, 20% discount to price target along with valuation cap set at $3 million (total market capitalization)	45,000	-
Convertible note payable - 1 holder, principal and interest due and payable 24 months from investment, monthly payments of interest - 5.0% per annum. Convertible into common stock, 20% discount to price target along with valuation cap set at $6 million (total market capitalization)	350,000	-
Total convertible notes payable	785,000	-
Less current maturities	(785,000)	-
Long term portion of convertible notes payable	$-	$-

The Company subsequent to December 31, 2017 entered into several other convertible notes payable. The terms were similar to the convertible notes payable entered into during 2017. Valuation caps ranged from $3 million to $11 million. Total additional convertible notes payable received were $230,000 (see Note 13 – Subsequent Events).

The Company analyzed its conversion option for derivative accounting under ASC 815-15 Derivatives and Hedging and determined that the beneficial conversion feature afforded the convertible notes should be recorded as a discount to debt. The convertible notes conversion feature was not effective immediately and would have been only afforded to the holder upon maturity. With no expressed limit to the number of shares to be ultimately delivered upon settlement this may necessitate the Company recognizing a discount equal to the entire debt instrument if it were not for the fact that the Company conducted a Next Equity Financing transaction after period end (see Note 13 – Subsequent Events) whereby new shares of the Company were issued and the holders of the convertible notes received shares at a 20% discount to the Next Equity Financing holders pricing.

The convertible notes and its conversion features was measured against fair value at the end of each reporting period with the Company recording the change in fair value to earnings through its Statement of Operations.

The Company accounts for fair value of its conversion features in accordance with ASC 815-15, Derivatives and Hedging; Embedded Derivatives. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of its results of operations. The Company valued the embedded derivatives using the Black-Scholes pricing model. Fair value of the conversion feature was $485,385 for the period ended June 6th, 2018. As of June 6th, the notes were converted and recorded into paid in capital.

Expected volatility was based on the historical volatility of several publicly traded companies common stock. Historical volatility was computed using daily pricing observations for comparable periods of time. The Company believed this method produced an estimate that was representative of the Company’s expectations of future volatility over the expected term. The Company had no reason to believe future volatility over the expected remaining life of these common stock equivalents was likely to differ materially from historical volatility. Expected life was based on one year due to the expiry of maturity. The risk-free rate was based on the U.S. Treasury rate that corresponded to the expected term of the common stock equivalents.

	For the year ended December 31, 2017	For the period December 27, 2016 (inception) through December 31, 2016
Fair Value	$0.20	N/A
Exercise Price	$0.16	N/A
Term (expected life in years)	1	N/A
Volatility	49.9%	N/A
Annual Rate of Dividends	0.00%	N/A
Risk Free Rate	1.76%	N/A

NOTE 6 – JOINT VENTURE

In March 2017, the Company entered into a joint venture and exclusive license agreement (the “Joint Venture”) for the development, design, and manufacture of certain technology for commercialization. The Joint Venture obligates the Company to a contribution of $350,000 in order to pay for the cost of the technology machine. The Joint Venture provides for the exclusive use of a certain patent developed by Dr. Arthur Grant Mikaelian (the “Patent Holder”). The patent has an expiry of 2037. Profits from the Joint Venture are allocated 50/50 between the Company and the Patent Holder. Payments are required to be paid monthly to the Patent Holder. No amounts due to the Patent Holder as of December 31, 2017.

Subsequent to December 31, 2017 the Company entered into a joint venture with a Canadian corporation to expand the Quanta brand, technology and product lines in Canada (the “Canadian Joint Venture”). The Canadian Joint Venture required the Company to contribute $302,755 to its operations (see Note 13 – Subsequent Events).

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

On May 1, 2017, the Company entered into a lease agreement (the “Lease”) with an unrelated party. The term of the lease began May 1, 2017 and ended April 31, 2018. The Lease required equal monthly payment of approximately $5,400. Future minimum rental payments were $21,575.

Executive Employment Agreements

The Company has no written employment agreements with any of executive officers. All payments made to its executive officers and other service providers have been determined by management to be independent contractors. The individual officer and service provider is responsible for their own withholding and payment of taxes.

Litigation

The Company may be subject to other liabilities under government regulations and various claims and legal actions that may be asserted. Matters may arise in the ordinary course and conduct of the Company’s business, as well as through its acquisitions or joint ventures. Claim estimates that are probable and can be reasonably estimated are reflected as liabilities of the Company. The ultimate resolution of these matters is subject to many uncertainties. It is reasonably possible that matters, which may be asserted, could ultimately be decided unfavorably for the Company.

NOTE 8 – INCOME TAXES

A reconciliation of statutory income tax rate to effective tax rate was as follows for each of the periods presented:

	For the year ended December 31, 2017	For the period December 27, 2016 (inception) through December 31, 2016
Federal income taxes at statutory rate	21.0%	21.0%
State income taxes at statutory rate	8.84%	8.84%
Valuation allowance	(29.84%)	(29.84%)
Effective tax rate	0.0%	0.0%

As of December 31, 2017 and December 31, 2016 the Company had a net operating loss for tax purposes of $842,129 and $4,077, respectively.

The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the year ended December 31, 2017 the Company did not recognize any interest or penalties in its Statement of Operations, nor did it have any interest or penalties accrued in its Balance Sheet at December 31, 2017 relating to unrecognized tax benefits.

Under the provisions of ASC 740, Accounting for Uncertainty in Income Taxes, the Company identified no significant uncertain tax positions for 2017. The Company files income tax returns in U.S. jurisdiction. There are no federal or state income tax examinations underway for these, and tax returns for the current year are still open to examination.

NOTE 9 – PLANT, PROPERTY, AND EQUIPMENT

During the year December 31, 2017, the Company pursuant to the Joint Venture purchased certain technological equipment for $347,500. The equipment is being depreciated on the straight line method over 7 years.

	December 31, 2017	December 31, 2016
Furniture and equipment	$-	$-
Machinery – Technology Equipment	347,500	-
Total property and equipment	347,500	-
Less accumulated depreciation	(12,411)	-
	$335,089	$-

NOTE 10 - NOTES PAYABLE

During the year ended December 31, 2017 and the period from December 27, 2016 (inception) through December 31, 2016 the Company entered into several short-term loans. Short-term notes payable balance as of December, 31 2017 and December 31, 2016 were $80,000 and $50,000, respectively. These short-term notes payable are non-interest bearing and are due and payable upon demand.

NOTE 11 – MAJOR CUSTOMER AND ACCOUNTS RECEIVABLE

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the year ended December 31, 2017 two customers accounted for 80% of revenue. For the period December 27, 2016 (inception) through December 31, 2016 no customers accounted for more than 10% of revenue. At December 31, 2017 and December 31, 2016 accounts receivable were none and none, respectively. Currently the Company’s customers pay as services are provided. The Company does not currently extend credit to its customers.

NOTE 12 – GAIN FROM DISCONTINUED OPERATIONS

As of December 31, 2016, the Company discontinued the operations of 25 Ventures (see Note 1 – Organization). This consisted primarily of consulting services. A gain from discontinued operations of $5,923 was recognized for the period December 27, 2016 through December 31, 2016.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of December 31, 2017 through the date the financial statements were issued. The following occurred:

On June 6, 2018, the Company executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Freight Solution, Inc. a publicly traded Nevada corporation and its wholly-owned subsidiary Quanta Acquisition Corp., a California corporation. Pursuant to the terms of the merger agreement, Quanta Acquisition merged with and into the Company in a statutory reverse triangular merger (the “Merger”) with the Company surviving as a wholly-owned subsidiary of Freight Solution, Inc. Following the merger, Freight Solution, Inc. adopted the business plan and operations of the Company. The Company’s officers and directors became the officers and directors of Freight Solution, Inc.

As consideration for the Merger, Freight Solution, Inc. issued the shareholders of the Company an aggregate of 25,900,000 shares (the “Share Exchange”) of its common stock, par value $0.001 per share. The Company’s existing shareholders along with the Company’s convertible note holders received the requisite number of shares in the share exchange that reflected their ownership prior to the issuance of the additional shares for the convertible note holders and one other shareholder. The Company’s three founders received 21,908,810 shares of the Share Exchange, the convertible note holders received 3,771,040 shares of the Share Exchange and one other individual received 220,150 shares of the Share Exchange as payment for their services in 2018 related to the Company’s Joint Venture activity.

Simultaneously with the Merger, Freight Solution, Inc. accepted subscriptions for 6,500,090 shares of its common stock in a private placement. The common stock was sold at a price of $0.20 per share for aggregate offering proceeds of $1,300,000. No fees were paid in association with this offering. In connection with the offering warrants to purchase 3,000,000 shares of Freight Solution, Inc.’s common stock at an exercise price of $0.30 per share with an expiry of four years.

On July 11, 2018 the State of Nevada approved the name change from Freight Solution, Inc. to Quanta, Inc. completing the Merger Agreement. As a result of the Merger, the Company became a wholly-owned subsidiary of Quanta, Inc. The Company’s shareholders beneficially own approximately sixty-three percent (63%) of the issued and outstanding common stock. The Merger is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. As a result of the Merger, the Company, the surviving entity in the Merger, became a wholly-owned subsidiary of Quanta, Inc. For accounting purposes, the Merger was treated as a “reverse acquisition” and the Company was considered the accounting acquirer. Accordingly, the Company will be reflected as the predecessor and acquirer in Quanta Inc.’s (the legal acquirer) financial statements for the periods ending after April 30, 2019. Quanta, Inc.’s historical financial condition and results of operations shown for comparative purposes in future periodic filings will reflect the Company’s historical results.

On September 12, 2018, the Company entered into a joint venture with a Canadian entity to expand the Quanta brand, technology and product lines into the Canadian market. The Canadian Joint Venture requires the Company to contribute $302,755 to startup costs.

On November 6th, 2018 the Company issued 300,000 shares to a vendor for services performed. Those services were valued at $90,000 or $0.30 per share